AMENDMENT NO. 1
TO
AVAYA HOLDINGS CORP.
SECOND AMENDED AND RESTATED
2007 EQUITY INCENTIVE PLAN
Effective as of November 16, 2015

THIS AMENDMENT NO. 1 TO AVAYA HOLDINGS CORP. SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN (this “First Amendment”), which amends that certain Second Amended and Restated Avaya Holdings Corp. Second Amended and Restated 2007 Equity Incentive Plan, which plan was effective as of October 26, 2007 and amended and restated as of November 20, 2014 (as it may be amended from time to time in accordance with the terms therein, the “Plan”), is made, as of the date listed above, in accordance with the terms and conditions set forth in Section 9 of the Plan.
1.DEFINED TERMS
Capitalized terms that are used but not defined in this First Amendment shall have the meanings assigned to such terms in the Plan and Exhibit A to the Plan.
2.    AMENDMENTS
(a)    Section 4(a) of the Plan is amended and restated in its entirety as set forth below:
“(a)    Number of Shares. Subject to Section 7, a maximum of 61,236,872 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company under any Award in payment of any exercise price with respect to such Award.”

(b)    Section 4(b) of the Plan is amended and restated in its entirety as set forth below:
“(b)    [Reserved]”

(c)    Exhibit B of the Plan is amended and restated in its entirety as set forth below:
“EXHIBIT B

[Reserved]”

3.    NO OTHER EFFECT
Except as set forth above, no provision of the Plan is amended or modified and the Plan, as modified as set forth above, remains in full force and effect.